UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Sabra Health Care REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	27-2560479
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

18500 Von Karman, Suite 550

Irvine, CA 92612

(Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-167040

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

Sabra Health Care REIT, Inc. (the “Registrant”) hereby incorporates by reference the description of the Registrant’s common stock, par value $0.01 per share, set forth under the heading “Description of Sabra Stock” in the Registrant’s Registration Statement on Form S-4 (File No. 333-167040), as originally filed with the Securities and Exchange Commission (the “Commission”) on May 24, 2010, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement and filed separately by the Registrant with the Commission on September 29, 2010, pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 5, 2010

SABRA HEALTH CARE REIT, INC.

By:	/s/ RICHARD K. MATROS
Richard K. Matros Chief Executive Officer and President